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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 17, 1998






                                   VDI MEDIA
           (Exact Name of Registrant as Specified in its Charter)


       CALIFORNIA                  0-21917                  95-4272619
(State or Other Jurisdiction      (Commission             (I.R.S. Employer
     of Incorporation)            File Number)           Identification No.)


                             6920 SUNSET BOULEVARD
                          HOLLYWOOD, CALIFORNIA 90028
              (Address of Principal Executive Offices)  (Zip Code)


                                 (213) 957-5500

              Registrant's telephone number, including area code



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ITEM 2.   ACQUISITION OF ASSETS

     On November 17, 1998 VDI Media (the "Company") consummated an Asset Purchase Agreement (the "Agreement"), dated as of November 9, 1998, with DUBS Incorporated (the "Seller") and the Seller's shareholders. Pursuant to the Agreement, the Company purchased substantially all of the assets of the Seller, including all of the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Seller or in which the Seller has any interest on the closing date. The Seller provides technical media services (including the duplication and distribution of broadcast quality video tapes) primarily to owners, independent producers and distributors of television programming, feature films and other entertainment content, which business the Company intends to continue.

     The purchase price for this acquisition consisted of (i) a cash payment of approximately $6.9 million (of which $1.5 million was held back to secure any required post-closing purchase price adjustments), (ii) the assumption of the Seller's trade payables, and (iii) the repayment of approximately $4.0 million of the Seller's long term debt. In addition, the Company may be required to make a contingent earn-out payment (payable in shares of its common stock) if the acquired business achieves specified EBITDA targets, subject to certain limitations described in the Agreement (up to a maximum contingent payment of $3.3 million worth of common stock, valued generally as of the closing date). The Company paid the cash and repaid indebtedness portion of the purchase price from the proceeds of its amended and restated credit agreement with Union Bank of California, N.A., as Agent, which it entered into on November 17,1998.

     The description of the Agreement contained herein, which does not purport to be complete, is qualified in its entirety by reference to the Agreement, which is attached as an exhibit hereto.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Financial statements relating to this purchase are not currently available. To the extent required, the Company intends to file such financial statements by an amendment to this Current Report on Form 8-K within 60 days of the date of the filing of this Report.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Pro forma financial information relating to this purchase is not currently available. To the extent required, the Company intends to file such pro forma financial information by an amendment to this Current Report on Form 8-K within 60 days of the date of the filing of this report.

     (c)  EXHIBITS


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
     10.19 Asset Purchase Agreement, dated as of November 9, 1998, by and between VDI Media, DUBS Incorporated, Vince Lyons and Barbara
               Lyons.

     10.20     Amended and Restated Credit Agreement, dated as of November 17,
               1998, by and between VDI Media, as Borrower, Fast Forward, Inc.
               and Multi-Media Services as Guarantors, and Union Bank of
               California, N.A., as Agent.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       VDI MEDIA

Date:  December 2, 1998                /s/ Donald R. Stine
                                       -------------------------------------
                                       Donald R. Stine
                                       Chief Financial Officer and Treasurer


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